U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
                                       FORM 10-QSB

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE
QUARTERLY PERIOD ENDED JUNE 30, 1999

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE
TRANSITION PERIOD FROM ______________ TO
______________

COMMISSION FILE NUMBER: 33-68570

               eCONNECT
(Exact name of registrant as specified in its charter)

Nevada                                     43-1239043
(State or jurisdiction of
incorporation)                        I.R.S. Employer
                                   Identification No.)

2500 Via Cabrillo Marina, Suite 112, San Pedro,
California                                     90731
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number:  (310) 514-9482

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 Par Value; Class A
Warrants

Indicate by check mark whether the registrant (1) has
filed all reports required to be filed by Section 13
or 15(d) of the Securities Exchange Act of 1934
during the preceding 12 months (or for such shorter
period that the registrant was required to file such
reports), and (2) been subject to such filing
requirements for the past 90 days.  Yes    X       No

As of June 30, 1999, the registrant had
30,885,100 shares of common stock issued and outstanding.

Transitional Small Business Dislcosure Format
(check one): Yes          No    X

PART I.

ITEM 1.   FINANCIAL STATEMENTS.

		       eCONNECT
    BALANCE SHEETS
    (Unaudited)
                		       June 30,	           December 31,
		      	                1999		        	     1998

ASSET
Current Assets
Cash	                   $184,218	        	    $8,862
Total current assets     184,218  	           	8,862
Investment in
wholly-owned
subsidiary	           	2,062,500		                 0
Property and
equipment          	      	5,478	                 	0

Total Assets		        $2,252,196	            	$8,862

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable      $  440,331            $305,121
Due to a related
party                  1,219,379	             24,169
Debenture payable        500,000	                  0
Common stock payable  	1,411,000		                 0
Current portion
due vendor               	60,000         	        	0
	Total current
liabilities	          	3,630,710	        	   329,290
Long Term Liability
Due vendo less
current portion of
$60,000	                	580,000	        	         0
Total liabilities      4,210,710	        	   329,290

Commitments and
Contingencies	                 0	                  0

Stockholders' Equity
(Deficit):
	Common stock $0.001
par value at June 30,
$0.01 at December 31;
authorized100,000,000
shares; issued and
outstanding,14,354,798
and 30,885,100 and
14,475,234
respectively            	30,885	            144,752

Additional paid-in
capital	              7,411,407          	5,018,560
Accumulated deficit 	(9,400,806)         (5,483,740)
	Total stockholders'
equity (deficit)    	(1,958,514)	   	      (320,428)
Total Liabilities
and Stockholders'
Equity (Deficit)		    2,252,196		             8.862

See accompanying notes to interim financial statements

eCONNECT
STATEMENTS OF OPERATIONS
(Unaudited)

		                 Three Months Ended	  	Six Months Ended
	                        June 30,    	       June 30,
	                		1999			       1998			 1999		     	1998
General and
administrative
expenses:
Consulting fees	  	841,365	          0  	 867,615	   23,750
Legal fees	        	48,956	       	800		   65,318		     800
Office expense	        	0	      	5,160	    	4,358		  17,491
Software
development       186,070		          0  		190,170		   2,143
Stock expense		    11,508		      1,143	   	22,314		  12,000
Interest		         97,500		          0		   97,500       		0
License fee
related party	 	1,908,000		          0		 2,000,000		      0
Executive
compensation		     50,000           	0    		50,000		      0
Research &
development		     312,184		          0		   312,184      		0
Finders fees &
stock promotion		  84,450          		0		    84,450		      0
Restitution
expense		         125,000		          0	   	125,000	      	0
Other            		70,753       	   	0		    98,157    	  	0

Total
operating
expenses      		3,735,786    	  	7,103		  3,917,066	  56,184
Net loss      $(3,735,786) 	   $(7,103) 	$3,917,066		$(56,184)

Net loss per
common share  $     	(.25)	     $	(.00)	     $	(.22)	$  	(.01)

Weighted
average
shares
outstanding	   14,685,596   	11,181,234	 18,233,711	11,293,234

See accompanying notes to interim financial statements

eCONNECT
STATEMENTS OF CASH FLOWS
(Unaudited)
                              		Six Months Ended
                              		June 30  	    June 30
                              		 	1999			       1998

Cash Flows From Operating
Activities
Net loss: 	                    $3,917,066    	$(57,327)
Stock given for
services                        		722,638	     	35,750
Stock to be given to
related party	                 	2,125,000	   	       0
Loss adjusted to cash basis  	(1,069,428)    		(21,577)
Changes in assets and
liabilities
(Accounts payable)		             135,210		      14,843

Cash Used in Operating
Activities	                    	(934,218)	   	  (6,734)

Cash Flows From Investing
Activities:
Property and equipment	           (5,478)	           0

Cash Flows From Financing
Activities:
Issuance of Debenture	           500,000             0
Issuance of common stock	        861,587	            0
Proceeds from borrowings		       136,000       	     0
Paid down on borrowings	        (100,000)	           0
(Paid down) borrowings
from related party	            	(282,535)	   	   6,700

Cash provided by financing
activities	                   	1,115,052	   	    6,700
Net increase (decrease)
in cash	                         175,356	          (34)
Cash at beginning of period		      8,862	   	       34

Cash at end of period	          	184,218		           0

Supplemental Disclosures:
Non-monetary transactions
Stock issued or to be issued
for the	wholly owned subsidiary:
2,500,000 shares of restricted
stock	                          687,500             	0
2,500,000 shares to be issued
(free trading)               	1,375,000 	            0
                           	$ 2,062,500		            0

Stock issued to a related
party:9,400,000 shares at
par value $0.001                	9,400               0

Interest paid              $   	97,500        	$    	0

See accompanying notes to interim financial statements.

ECONNECT

NOTES TO INTERIM FINANCIAL STATEMENTS

1.  Basis of Presentation.

The information furnished herein relating to interim periods has not been audited by an independent certified public accountant. In the opinion of the Company's management, the financial information in this report reflects any adjustments that are necessary for a fair statement of results for the interim periods presented in accordance with generally accepted accounting principles.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the requirements of the Securities and Exchange
Commission, although the Company believes that the disclosures included in these financial statements are adequate to make the information not misleading.

The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended August 31, 1998.

2.  Organization.

The Company was originally organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC. On April 20, 1983, the Articles of
Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the
Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. In addition to changing the company's name, the May
28,1993, amendment to the Articles of Incorporation increased the number of authorized shares of common stock from 40,000 to 10,000,000 and decreased the par value of the common stock from $1.00 per share to $.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split.

Thomas S. Hughes became Chairman and President of
Leggoons, Inc., on March 1, 1997. At that time, the name was changed to Betting, Inc.

On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation ("Company") was executed by an authorized signatory of each company.
 At a duly called meeting of shareholders on May 21, 1999, the merger of the two companies was approved by a majority of the shareholders appearing in person or by proxy. Effective on June 1, 1999, Articles of
Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile to the State of Nevada. As a result of the merger, the fiscal year-end was changed from August 31 to December 31 and the par value of the common stock was changed from $0.01 per share to. $0.001 per share.
On June 4, 1999, a Certificate of Amendment of
Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the Company to "eConnect.". An audited report will be filed (prior to August 31, 1999) for the four month transition period from September 1, 1998 through December 31, 1998.

The Company's business has been in a start-up mode.
No revenue has been recorded. As set forth in Note 9
"Subsequent Events," the Company has acquired (post
June 30, 1999) certain revenue producing businesses.
Hence forth, certain segments of the business will be revenue producing while other segments will continue in the start-up phase.

3.  Continued Existence.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As set forth above, the Company, through June 30, 1999, has been in a start phase experiencing negative working capital and a stockholders' deficit. This raises substantial doubt about its ability to continue as a going concern. The interim financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management's plans to continue as a going concern include the acquisition of going concern businesses
(Note 9 Subsequent Event). Management is cautiously optimistic that the unaudited revenue and earnings generated by businesses prior to acquisition will continue and be available to fund those business segments still in the start-up phase.

4.  Related Party Transactions.

The Company has entered into various agreements with Electronic Transactions and Technologies ("ET&T"), a corporation 70% owned by Mr. Hughes. The following are the transactions for the six months ended June
30, 1999 between the related parties (ET&T and Mr.
Hughes) and e Connect:

                         Charges

Cash disbursed to the related parties
(net of a $50,000 salary): 	                 $ 189,411

144 Restricted Stock issued
to Mr. Hughes:             4,000,000 shares

144 Resticted Stock issued
to ET&T: 	                 5,400,000 shares
                           9,400,000 shares

Value at par value of $.001 per share: 	         9,400
Assumption of ET&T liability:	                 706,810
Total Charges                                  905,621


              Credits
License fee (Note 6B):                       2,000,000
Restitution (Note 6C): 	                       125,000
Total Credits: 	                             2,125,000

Due to ET&T and Mr. Hughes: 	              $ 1,219,379

It is planned to reimburse ET&T
in company stock.

5.  Acquisition.

During the six months ended June 30, 1999, the Company acquired 100% of Rogel Technologies, a corporation which will assist the Company in developing its product line. The acquisition was accounted for as follows:

2,500,000 shares of restricted stock: 	       $ 687,500
2,500,000 shares of free trading stock
to be delivered post June 30, 1999:	          1,375,000
                                            	$2,062,500

The stock was valued at $.55 per share less a 50% discount for restricted stock.

Commitments and Contingencies.

A.  Debenture Payable.

The Company is contesting the payment of $500,000 principal due on a certain debenture, as claimed by a Canadian firm. The companies respective counsels are currently negotiating a settlement of this matter.

B.  Licensing Agreement.

ET&T has licensed the global intellectual rights of four products to e Connect. The products are: "The
Paymaster," "The Slick," "The Pocket Pay" and " The
TV Pin Pad Remote." Each product is licensed at
$2,000,000 and is due if and when the Company perfects the product. To date, only "The PayMaster" has been perfected.

C.  Restitution.

In connection with the acquisition of the wholly-owned subsidiary, Rogel Technologies, Mr.
Thomas Hughes gave up 250,000 shares of his own stock valued at $.50 per share. In the event Mr. Hughes receives the stock back, the restitution loss will be canceled.

D.  Stock Options.

The Company does not have a formal stock plan, however, certain consultants have, as part of their agreements, the right to buy stock at a stipulated price per share.

E.  Agreement to License Assets.

The Company issued 2,900,000 shares of restricted common stock to ET&T in exchange for licensing home
ATM card and SMART card wagering technology developed by ET&T. Of this amount, 2,755,000 shares were placed in escrow and were subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the Company was not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board from the date of the agreement through February 10, 1998.

As of the date of these financial statements, the terms of the Licensing Agreement have not been met by the Company. However, the Company has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from February 10, 1998, to September 1, 1999, subject to certain conditions specified in the agreement. As of the date these financial statements, none of the conditions have been met. All conditions set forth in the original agreement need to be met on or before September 1, 1999.

The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, the ET&T shall have the option to purchase up to 13,822,000 additional shares of the Company common stock at an exercise price of $.30 per share.

7.  Earnings (loss) Per Share.

Net earnings (loss) per share are computed using the weighted average number of common shares outstanding during the period.

8.  Income Taxes.

eConnect has unused net operating loss (NOL) carryforwards of approximately $2,800,000 at February
18, 1997, that were generated by Leggoons, Inc. The unused net operating losses expire in various amounts from 2009 to 2012. However, due to change of ownership rules of section 382 of the Internal
Revenue Code, some or all of these NOL carryforwards may be unavailable to offset any future income of e
Connect. The Company generated losses of approximately $1,658,000 during the six month period ended August 31, 1997, losses of approximately
$197,000 during the year ended August 31, 1998, and losses of approximately $183,000 during the six months ended February 28, 1999. These losses, totaling $4,838,000, may not qualify as federal and state NOL carryforwards due to the possible nondeductibility of the noncash service costs incurred and the change of ownership rules of section
382 of the Internal Revenue Code. The Company provides an allowance for the entire amount of any deferred tax assets that are applicable to the NOL.

In connection with the change in fiscal years ( see
Note 2), an application with the IRS will be filed to change the tax year.

Subsequent Event.

The Company filed a SB2 (a shelf offering) with the Securities and Exchange Commission on June 1,1999, which became effective July 22, 1999. A maximum of 20,000,000 shares (some of which have been issued) are available to acquire the assets of various businesses.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FIINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion should be read in conjunction with the financial statements of the Company and notes thereto contained elsewhere in this report.

Results of Operations.

Because the Company was in a start-up phase, there were no reviews in either period. Activity for the six months ended June 30, 1998 was immaterial
(approximately $56,000 of expenses).

For the period ended June 30, 1999, expenses were approximately $3,900,000. Of the total expenses
$293,000 were incurred by the e Gate Division (Ezy
Shop) which began start-up operations in May. The balance of the expenses approximating $3,600,000 were incurred at the corporate level of which $2,000,000 was for a license fee, $800,000 for consulting expenses and $125,000 for restitution or an aggregate of $2,925,000.

The above enumerated license fee ($2,000,000) and restitution ($125,000) were paid in stock. Of the $800,000 consulting expense, approximately $723,000 was paid in stock of the Company. Of the approximate
$57,000 expenses incurred for the period ended June
30, 1998, $36,000 were paid in stock of the Company.

Liquidity and Capital Resources.

Because activity for the six months ended June 30, 1998 was immaterial, liquidity was not a factor. For the six month period ended June 30, 1999 the Company raised $417,500 from a debenture offering ($82,500 fee), approximately $862,000 from a stock offering and $160,000 from individual borrowings.

For the period ended June 30, 1999 debt from individual borrowings was paid down by $100,000. A related party debt (ET&T) was paid down approximately
$283,000. The Company paid down approximately
$700,000 on its debt to ET&T by assuming ET&T's liability to a vendor.

Capital Expenditures.

No material capital expenditures were made during the quarter ended on June 30, 1999.

Year 2000 Issue.

	The Year 2000 issue arises because many
computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year
2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The
Company's Year 2000 plans are based on management's best estimates.

Forward Looking Statements.

The foregoing Management's Discussion and Analysis contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe,"
"expect," "anticipate," "intends," "forecast,"
"project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control.
The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the Company's products, competitive pricing pressures, changes in the market price of ingredients used in the Company's products and the level of expenses incurred in the Company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The Company disclaims any intent or obligation to update "forward looking statements".

PART II.

ITEM 1.  LEGAL PROCEEDINGS.

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.

Not Applicable.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY
HOLDERS.

The following matters were submitted to a vote of the Company's stockholders during the second quarter of the fiscal year covered by this report:

A Special Meeting of the shareholders of the Company was held on May 21, 1999.

The sharesholders voted on approving and Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation
(now know as eConnect), for the purpose of redomiciling the Company to the State of Nevada. The
Agreement and Plan of Merger was approved by a total of 8,700,000 shares (in person and by proxy) out of a total of 14,500,000 shares entitled to vote at that time (no shares voted against the merger). This merger was evidenced by the filing of Articles of Merger with the Nevada Secretary of State (effective on June 1, 1999).

ITEM 5.  OTHER INFORMATION.

None.


ITEM 6.  EXHBITS AND REPORTS ON FORM 8-K.

Reports on Form 8-K. Reports on Form 8-K were filed during the second quarter of the fiscal year covered by this Form 10-QSB, as follows:

Form 8-K filed on June 2, 1999 reflecting the merger described in Item 4 above, the resulting change of the fiscal year, as well as the Amendement of the Articles of Incorporation of the Company changing the name from "Betting Inc." to "eConnect."

Form 8-K filed on June 23, 1999 reflecting the new address for the Company and the new trading symbol for the Company on the OTC Bulletin Board: ECNC.

(b) Exhibits included or incorporated by reference herein: See Exhibit Index


SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


eConnect

Dated: August 11, 1999


By: /s/ Thomas S. Hughes
				Thomas S. Hughes, President



EXHIBIT INDEX

Exhibit  Description
No.

3.1	   Articles of Incorporation of the Company,
       incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2/A filed on July
       22, 1999.

3.2	   Amendment of Articles of Incorporation,
       incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2/A filed on July
       22, 1999.

3.3	   Bylaws of the Company, incorporated by reference
       to Exhibit 3.3 of the Registration Statement on Form
       SB-2/A filed on July 22, 1999.

4	     Class A Warrant Agreement, incorporated by
       reference to Exhibit 4.2 of Leggoons, Inc.
       Registration Statement on Form S-1 filed on October
       28, 1993.

10.1	  Agreement to License Assets (incorporated by
       reference to Exhibit 10.16 to the Form 8-K filed on February 25, 1997).

10.2	  Escrow Agreement (incorporated by reference to
       Exhibit 10.17 to the Form 8-K filed on February 25,
       1997).

10.3	  ET&T Host Processing Agreement (incorporated by
       reference to Exhibit 10.3 of the Form 10-KSB for the period ending on August 31, 1998).

10.4	  ET&T Licensing Agreement (incorporated by
       reference to Exhibit 10.4 of the Form 10-KSB for the period ending on August 31, 1998).

10.5   Letter of Commitment between Rogel
       Technologies and the Company, dated May 6, 1999 (see below).

27	    Financial Data Schedule (see below).